Exhibit 10.1

THE CHOSEN, INC.

2024 EXECUTIVE INTERESTS PLAN

FIRST AMENDMENT TO EXECUTIVE INTEREST AWARD AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE INTEREST AWARD AGREEMENT (this “Amendment”) is entered into as of January __, 2025, by and between _________________ (the “Participant”), and The Chosen, Inc., a Delaware corporation (the “Company”). Reference is made to that certain Executive Interest Award Agreement, dated as of May 5, 2024, by and between the Participant and the Company (the “Agreement”). Unless otherwise indicated herein, capitalized terms that are used herein but that are undefined shall have the meanings ascribed to them in the Agreement.

In consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Amendment to Section 3. Effective as of the date hereof, Section 3 is hereby amended to read in its entirety as follows:

3 Vesting. Payment in respect of the Executive Interests upon a Qualifying Sale pursuant to Section 5.02(i) of the Plan is subject to the Participant remaining continually employed or engaged by the Company through the Qualifying Sale Date., at which time 100% of the Executive Interests subject to the Award shall vest. Payment in respect of any Dividend pursuant to Section 5.02(ii) of the Plan shall be subject to Participant remaining continually employed or engaged by the Company through the applicable Dividend payment date and Section 5.04 of the Plan.

2.      Continued Validity of Agreement. The Agreement and this Amendment shall, from the date hereof, be read and construed as one document. To the extent that there is any conflict between the Agreement and this Amendment, this Amendment will prevail. From and after the date hereof, all references in the Agreement to “this Award Agreement” shall mean the Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect as originally constituted.

3.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard for conflicts of law principles.

4.      Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of Company.

5.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

6.      Facsimile and Electronic Signatures. This Agreement may be executed and delivered by facsimile or electronic transmission, and upon such delivery, the facsimile or electronic transmission shall have the same effect as if an original signature had been delivered to the other party.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PARTICIPANT

[____________]

COMPANY

THE CHOSEN, INC.

Name:
Title:

[Signature Page to First Amendment to Executive Interest Award Agreement (______)]